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                                                                      EXHIBIT 14

                          Independent Auditors' Consent

To the Shareholders and Board of Director of Smith Barney California Municipals Fund Inc.:

We consent to the incorporation by reference, of our report dated April 6, 2001 with respect to Smith Barney California Municipals Fund Inc., and to the reference to our firm under the heading "Representations and Warranties" in Exhibit A, Form of Agreement and Plan of Reorganization, included in this Registration Statement on Form N-14.

                                                           KPMG LLP


New York, New York
October 22, 2001

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                          Independent Auditors' Consent

To the Shareholders and Board of Director of Greenwich Street California Municipal Fund Inc.:

We consent to the incorporation by reference, of our report dated October 12, 2001 with respect to Greenwich Street California Municipal Fund Inc., and to the references to our firm under the headings "Disclosure of Auditor Fees" and "Independent Public Accountant" in the Combined Prospectus/Proxy Statement, "Representations and Warranties" in Exhibit A, Form of Agreement and Plan Reorganization, included in this Registration Statement on Form N-14.

                                                           KPMG LLP


New York, New York
October 22, 2001